SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934.



                               September 26, 1996
                Date of Report (Date of earliest event reported)


                         BEACON CAPITAL INVESTMENT, INC.
             (Exact name of Registrant as specified in its charter)


  Delaware                           33-45838-C                   36-3729989
  State of                       Commission File No.             IRS Employer
Incorporation                                                 Identification No.



                         330 East Main Street, Suite 201
                           Barrington, Illinois 60010
                    (Address of principal executive offices)

                                 (847) 516-2900
                         (Registrant's telephone number)



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Item 5. Other Events

     The Company's outstanding Common Stock Purchase Warrants (the "Warrants") which were part of the Units offered and sold in the Company's initial public offering, are scheduled to expire on September 30, 1996. There are currently 2,800,001 Warrants issued and outstanding. Effective September 26, 1996, the Company's Board of Directors adopted resolutions which:

          (1) Allowed one-half of the Warrants owned by each Warrant holder to expire at midnight on September 30, 1996; and

          (2) Extended the exercise period of the remaining one-half of the Warrants owned by each Warrant holder to March 31, 1997. The right to purchase shares of common stock underlying the Warrants will be rounded up to the next whole number. For example, a Warrant holder entitled to purchase 101 shares of common stock will be entitled to purchase 51 shares from and after October 1, 1996.

     Accordingly, from and after October 1, 1996, there will be outstanding Warrants which entitle the holders to purchase approximately 1,400,000 shares of the Company's common stock (subject to rounding) at a price of $1.25 per share. Such Warrants are currently scheduled to expire on March 31, 1997. There can be no assurance that these Warrants will ever become exercisable before they expire.

     The exact number of shares which may be purchased upon the exercise of the Warrants is subject to rounding as described above. The Warrants may not be exercised until such time as the Company files a post-effective amendment to its registration statement, which amendment contains updated financial statements and thereafter until such amendment is declared effective by the Securities and Exchange Commission.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 27, 1996          BEACON CAPITAL INVESTMENT, INC.


                                   By /s/ Douglas P. Morris
                                          Douglas P. Morris
                                          President

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